Exhibit 99.1

The U.S. healthcare workforce shortage requires more than just growing the supply through strong education, it also must solve the access problem, particularly in some of the most underserved areas like rural communities. This requires collaboration across the entire healthcare ecosystem. In February, Covista announced it was a founding member of the Alliance for Advancing Rural Healthcare (AARH), bringing together a consortium of leading healthcare organizations to help state governments execute the federal Rural Health Transformation, a federal initiative designed to strengthen healthcare systems across rural and local communities. Covista contributes to the AARH its scale as America's largest healthcare educator, and its focus on partnering with health systems to place graduates in underserved communities and improve access to care closer to home. The need in rural America is critical, as 85% of healthcare executives in those communities say they can’t find enough local talent. Through partnerships such as this, Covista is increasingly a part of the structural solutions to America's healthcare crisis, creating durable demand for its graduates and deepening relationships on a national stage with health systems and government agencies. 3 Covista at the forefront of rural healthcare: partnering to build the workforce America needs A note from our CEO Welcome to the inaugural edition of Covista's investor newsletter — a forum we created with a clear purpose: to bring you closer to our team, our thinking, and our story. In this and every edition that follows, you will find important updates on key milestones, strategic developments, and operational progress — the things we believe matter most to the long-term value of this business, beyond what we cover on our quarterly earnings calls. To understand where Covista is headed, there is no better starting point than our February Investor Day, a milestone moment for the company and, we believe, a defining one for how the market comes to understand the scale of our opportunity. At the center of the event was the formal introduction of Purpose at Scale, our next three-year strategy and the natural evolution of Growth with Purpose, our approach that transformed Covista into essential infrastructure for America's healthcare workforce pipeline. Purpose at Scale is paired with attractive long-term financial targets through FY2029: revenue growth at a CAGR of 7–10%, Adjusted EPS growth at a CAGR of 10–14%, and enrollment exceeding 120,000 students.¹˒² Where our prior strategy set the table, Purpose at Scale lays out the roadmap for Covista to become the defining, scaled solution to the nation's healthcare workforce crisis — not simply as an education provider, but as a true talent platform, working hand-in-hand with health systems and employer partners across the country. The strategy is organized around four core principles: operational excellence, platform extension, employer integration, and a focused commitment to technology. As we deepen direct partnerships with health systems and lead the industry on AI-enabled learning, we are positioning Covista to make education more effective, more accessible, and more valuable for both students and the employers who depend on them. Investor Day also coincided with two proud milestones, the ringing of the NYSE closing bell to commemorate our ticker change to CVSA, and the debut of our brand on a Times Square digital billboard. It was a fitting backdrop for our next chapter. The strategy is clear, the team is aligned, and the opportunity in front of us is real. America's healthcare workforce crisis is not waiting, and neither are we. We look forward to keeping you informed every step of the way. Steve Beard Chairman and CEO, Covista PARTNERSHIP UPDATE In the News 1.Wall Street Journal: One CEO’s Bet on a Burgeoning Healthcare Labor Market 2.Crain’s Business: Nursing schools are racing to stave off a looming workforce crisis 3.Crain’s Business: Rebranded Covista detail ambitious growth plans 4.Punchbowl: Covista executives Michael Betz and Megan Noel present at Punchbowl News Conference Covista sets the standard: strategic depth and national impact Spring 2026

INVESTOR NEWSLETTER

Covista sets the standard: strategic depth and national impact

Spring 2026

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LEADERSHIP UPDATE

Covista welcomes new leader to drive student success



Covista recently announced a significant leadership appointment at the Ross University School of Medicine (RUSM), underscoring management's commitment to pairing the company's growing scale with best-in-class academic leadership.

Dr. Cheryl Holmes joined in March as the new Dean of RUSM, bringing more than 30 years of clinical experience in family medicine and critical care, along with a strong record in education, research, and academic leadership. Her appointment comes as RUSM has cemented its leadership position, graduating more M.D.s than any other U.S. medical school and having graduated more than 16,000 alumni.

Reflecting a deliberate strategy to deepen operational excellence, strengthen student outcomes and reinforce the company's competitive moat as America's largest healthcare educator, Covista is investing in the right leaders at the right time to sustain momentum and continue expanding access to healthcare careers across its five accredited institutions.



WHAT'S NEXT

Mark your calendars for Covista's third quarter earnings call, taking place on **May 7, 2026**.

COVISTA RESEARCH

Covista data shows its talent partnership strategy is directly aligned with healthcare executives staffing needs

Employer integration is a key pillar of Covista's **Purpose at Scale** strategy. By creating deep partnerships with healthcare systems, similar to our existing partnership with SSM Health, we can collectively create proprietary workforce pipelines that drive enrollment and connect graduates directly to employment.

Covista released its Care Capacity Monitor that shows that healthcare employers want more than just graduates, they want in the trenches partners who can: lower the cost of acquiring talent, raise productivity, and improve the retention of their employees. Our long track record of outcomes and national scale enables us to become the preferred workforce solutions partner and in doing so, we can create a durable model with compounding value for students, health systems and Covista.

And the strategic rationale is well-supported by Covista's own research; nearly 70%[3] of healthcare executives list talent partnerships as very or somewhat effective for meeting their workforce needs, even more so than hiring and retention bonuses, upskilling existing staff or using staffing agencies and online hiring forums.

MARKETING UPDATE

Chamberlain University debuts new brand campaign





Chamberlain's new marketing campaign brings to life the heart of nursing through authentic, emotionally resonant storytelling. The campaign is anchored by two new videos that spotlight the compassion, camaraderie, and calling that define the nursing profession, creating meaningful connections with both prospective and current students.

Raising brand awareness is an important driver of new enrollment and a key pillar of Chamberlain's go-to-market strategy; we expect this campaign to be a contributor for our enrollment initiatives as we look to close out fiscal year 2026 and build momentum heading into fiscal year 2027.

1: Revenue & adj. EPS CAGR based on midpoint of FY26 guidance (Revenue range $1,900m-$1,940m; midpoint is $1,920m | adj. EPS range $7.80-$8.00; midpoint is $7.90) **2:** A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of special items that may be incurred in the future, although these special items could be material to Covista's results in accordance with GAAP. **3:** Covista Care Capacity Monitor: Research | Covista Care Capacity Monitor | Covista

Note: This Investor Newsletter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied.

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